Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-219985 on Form S-8 (ARRIS International plc Amended and Restated Employee Stock Purchase Plan)

(2)	Registration Statement No. 333-216680 on Form S-8 (ARRIS International plc 2016 Stock Incentive Plan)

(3)	Registration Statement No. 333-208849 on Form S-8 (Pace Sharesave Plan)

(4)	Registration Statement No. 333-208848 on Form S-8 (Broadband Parent Corporation 2001 Stock Incentive Plan, ARRIS Group, Inc. 2004 Stock Incentive Plan, ARRIS Group, Inc. 2007 Stock Incentive Plan, ARRIS Group, Inc. 2008 Stock Incentive Plan, BigBand Networks, Inc. 2007 Equity Incentive Plan, ARRIS Group, Inc. Employee Savings Plan)

(5)	Registration Statement No. 333-208847 on Form S-8 (ARRIS International plc Amended and Restated Employee Stock Purchase Plan)

(6)	Registration Statement No. 333-208846 on Form S-8 (ARRIS International plc 2011 Stock Incentive Plan)

of our reports dated March 1, 2018, with respect to the consolidated financial statements of ARRIS International plc, and the effectiveness of internal control over financial reporting of ARRIS International plc, included in this Annual Report (Form 10-K) of ARRIS International plc for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 1, 2018